EXHIBIT 10.1

COMMERCIAL PROMISSORY NOTE	Summit Community Bank 310 North Main Street Moorefield, WV 26836 Phone number: (877) 776-9722

LOAN NUMBER	NOTE DATE	PRINCIPAL AMOUNT	MATURITY DATE
xxxxxxx	April 16, 2021	$1,000,000.00	April 16, 2023
LOAN PURPOSE: acquisition of Tellenger Inc

BORROWER INFORMATION

INFORMATION ANALYSIS INCORPORATED 11240 WAPLES MILL RD STE 201 FAIRFAX, VA 22030	TELLENGER INC 2275 RESEARCH BLVD SUITE 500 ROCKVILLE, MD 20850

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

NOTE. This Commercial Promissory Note will be referred to in this document as the "Note."

LENDER. "Lender" means Summit Community Bank whose address is 12030 Sunrise Valley Drive, Suite 170, Reston, Virginia 20191, its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Note.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of One Million and 00/100 Dollars ($1,000,000.00) or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Note, and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Note will be paid according to the following schedule: 24 consecutive payments of principal in the amount of $41,666.67 plus accrued interest beginning on May 16, 2021 and continuing on the same day of each month thereafter. The unpaid principal balance of this Note, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date. All payments received by the Lender from the Borrower for application to this Note may be applied to the Borrower's obligations under this Note in such order as determined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES. Interest will begin to accrue on April 16, 2021. The interest rate on this Note will be fixed at 4.890% per annum.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law. Interest on this Note is calculated on an Actual/360 day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender's option, Lender will assess a late payment charge of 5.000% of the amount of the regularly scheduled payment then past due, subject to a maximum charge of $1,000.00 and a minimum charge of $30.00.

PREPAYMENT PENALTY. This Note may be prepaid, in full or in part, at any time, without penalty.

ADVANCES. The Borrower and Lender agree that the Borrower may borrow up to the maximum amount of principal only one time. Advances by Lender under this Note are discretionary and the Lender may, in its sole discretion, refuse to make advances. Without limiting the foregoing, Principal advances will not be made to the Borrower if any of the following conditions exist:

The maximum amount on this Note has been reached or is outstanding.

Borrower has breached any of the terms, provisions, representations, requirements or promises contained in this Note or any other agreement.

Borrower makes a request for an advance after the Maturity Date.

The Note or any other agreement relating to the extension of credit is in default.

The Lender has deemed itself insecure or there has been a material adverse change of conditions. The Lender is precluded by law from making the advance.

Advances under this Note may be Oral, Written or Electronic.

The total of any advance requested and unpaid principal cannot exceed the available principal amount. The available principal amount refers to the principal amount minus the aggregate amount of outstanding advances.

All advances will be charged to a loan account in Borrower's name on Lender's books, and the Lender shall debit in such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.

Other Condition for Advances: UPON BORROWER'S REQUEST AND CONCURRENCE OF THE BANK

The initial advance will be in the amount of $1,000,000.00.

SECURITY TO NOTE. Security (the "Collateral") for this Note is granted pursuant to the following security document(s):

•         Security Agreement dated April 16, 2021 evidencing security interest in UCC filing on Accounts Receivable, Inventory, Chattel Paper, Accounts, Equipment, Furniture, Fixtures and General Intangibles; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds).

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Note, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

DISHONORED ITEM FEE. If Borrower makes a payment on the loan with a check or preauthorized charge which is later dishonored, a fee in the amount of $32.00 will be charged.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments, and any other documents or agreements executed in connection with the indebtedness evidenced hereby this Note whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Note by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Note immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Note or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Note or any other Related Documents; (c) any default by Borrower under the terms of any other agreement between Lender and Borrower; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Note is jointly and severally bound.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Note shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Note is governed by the laws of the state of Virginia except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Note are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Note shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS' FEES AND OTHER COSTS. Borrower agrees to pay all of Lender's costs and expenses in connection with the enforcement of this Note including, without limitation, reasonable attorneys' fees, to the extent permitted by law.

ADDITIONAL PROVISIONS. Upon the occurrence of an Event of Default as set out above, the Lender shall provide written notice of such Event of Default to Borrower (Notice to Cure), and Borrower shall have thirty (30) calendar days after the date of a Notice to Cure to correct, cure, and/or remedy the Event of Default described in the written notice.

Notwithstanding anything to the contrary in this Note or in any other agreement the following will replace the Event of Default for payment which will now be defined as Borrowers failure to make any payment within ten (10) calendar days of the date due as defined in the payment schedule or in the amount due

AUTOMATIC PAYMENT. If your account is paid by automatic payment the following will apply. You understand that should regular scheduled debit or transfer date fall on a non-processing date (weekend or federal holiday), the debit or transfer will be made on the first processing day after the scheduled debit or transfer date. I understand that for an adjustable rate mortgage loan, the payment will adjust when the rate changes and that I will be notified of the rate change 30 days in advance. I understand that for a loan that includes escrow that my payment will change as my insurances and taxes increase or decrease. I will be notified of the change 15 days in advance.

DIFFERENCE BETWEEN ANY COMMITMENT LETTER AND NOTE For commercial loans, shall there be any conflict in the terms and conditions of the term sheet (if any) and the terms and conditions of this note and related documents, then the terms and conditions of this note and related documents shall prevail.

DELINQUENT REAL ESTATE TAXES FOR COMMERCIAL LOANS ONLY If the bank has to pay real estate taxes at any point in time to protect its collateral position, Borrower acknowledges and accepts that the Bank shall charge an administrative fee of $500 per tax ticket and add that charge to the balance of the loan. This only applies to Commercial Real Estate loans.

WAIVER OF JURY TRIAL. All parties to this Note hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Note or any other instrument, document or agreement executed or delivered in connection with this Note or the Related Documents.

WARRANT OF ATTORNEY/CONFESSION OF JUDGMENT. In addition to any other remedies Lender may possess, Borrower knowingly, voluntarily and intentionally authorizes Dennis L Snyder and/or Garth Kunkle to appear on behalf of Borrower, from time to time, in Fairfax, Virginia and to waive issuance and service of process and to confess judgment in favor of Lender against Borrower, for the unpaid principal, accrued interest, accrued charges, reasonable attorney fees and court costs and such other amount due under this Note.

By signing this Note, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

INFORMATION ANALYSIS INCORPORATED

By: STANLEY A. REESE Date Its: CEO	By: MATTHEW T. SANDS Date Its: CFO

TELLENGER, INC.

By: STANLEY A. REESE Date Its: CEO	By: MATTHEW T. SANDS Date Its: CFO